Exhibit 10.1

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                          SECURITIES PURCHASE AGREEMENT

                           DATED AS OF APRIL 28, 2005

                                  BY AND AMONG

                         WORLD WASTE TECHNOLOGIES, INC.,

                         TRELLUS OFFSHORE FUND LIMITED,

                              TRELLUS PARTNERS, LP,

                            TRELLUS PARTNERS II, LP,

                                       AND

                        THE OTHER INVESTORS NAMED HEREIN

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                                TABLE OF CONTENTS

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ARTICLE I:          AUTHORIZATION AND SALE OF THE SECURITIES......................................................1

       1.1          Authorization of Issuance and Sale of the Securities..........................................1
       1.2          Sale and Issuance.............................................................................1
       1.3          The Initial Closing...........................................................................1
       1.4          Additional Closing............................................................................2
       1.5          Use of Proceeds...............................................................................2

ARTICLE II:         THE CLOSINGS..................................................................................3

       2.1          Deliveries at Each Closing....................................................................3

ARTICLE III:        REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................................................4

       3.1          Subsidiaries; Organization; Good Standing; Qualification and Power............................4
       3.2          Authorization.................................................................................5
       3.3          Non-contravention.............................................................................5
       3.4          Capitalization of the Company.................................................................6
       3.5          Financial Statements and Liabilities..........................................................6
       3.6          Legal Compliance..............................................................................7
       3.7          Litigation....................................................................................7
       3.8          Environment, Safety and Permits...............................................................8
       3.9          Offering Exemption............................................................................9
       3.10         Ownership of Purchased Securities.............................................................9
       3.11         Securities Filings...........................................................................10
       3.12         Transactions With Affiliates And Employees...................................................10
       3.13         Internal Accounting Controls.................................................................10
       3.14         Listing And Maintenance Requirements.........................................................11
       3.15         No Integrated Offering.......................................................................11
       3.16         No Investment Company........................................................................11
       3.17         Insurance....................................................................................11
       3.18         Labor Relations..............................................................................12
       3.19         Taxes........................................................................................12
       3.20         No Brokers...................................................................................13
       3.21         Reliance.....................................................................................14
       3.22         Employee Benefits............................................................................14

ARTICLE IV:         REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.............................................15

       4.1          Authority....................................................................................15
       4.2          Experience...................................................................................15
       4.3          Investment...................................................................................15
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                                      - i -
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ARTICLE V:          ADDITIONAL AGREEMENTS........................................................................16

       5.1          Survival of Representations, Warranties and Agreements.......................................16
       5.2          Transaction Expenses and Taxes...............................................................16
       5.3          Corporate Governance.........................................................................16
       5.4          Securities Laws..............................................................................17
       5.5          Reporting Matters............................................................................18
       5.6          USRPHC.......................................................................................18
       5.7          Restriction on Use of Proceeds...............................................................19
       5.8          Restrictive Covenants........................................................................19

ARTICLE VI:         PRE-EMPTIVE RIGHTS...........................................................................20

ARTICLE VII:        MISCELLANEOUS................................................................................21

       7.1          No Third Party Beneficiaries.................................................................21
       7.2          Entire Agreement.............................................................................21
       7.3          Successors and Assigns.......................................................................22
       7.4          Counterparts.................................................................................22
       7.5          Notices......................................................................................22
       7.6          Governing Law................................................................................23
       7.7          Submission to Jurisdiction; Waivers..........................................................23
       7.8          Waiver of Jury Trial.........................................................................24
       7.9          Amendments and Waivers; Purchasers Consent...................................................24
       7.10         Certain Definitions..........................................................................24
       7.11         Incorporation of Schedules and Exhibits......................................................29
       7.12         Construction.................................................................................29
       7.13         Interpretation...............................................................................29
       7.14         Remedies.....................................................................................29
       7.15         Severability.................................................................................30
       7.16         Delivery by Facsimile........................................................................30
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                                     - ii -
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Schedules

DISCLOSURE SCHEDULE

Exhibits

Exhibit A         -     Allocation Schedule
Exhibit B         -     Form of Warrant
Exhibit C         -     Form of Registration Rights Agreement
Exhibit D         -     Certificate of Determination
Exhibit E         -     Form of Legal Opinion


                                     - iii -
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      THIS SECURITIES PURCHASE AGREEMENT (this  "Agreement"),  dated as of April
28, 2005, by and among World Waste Technologies, Inc., a California corporation (the "Company"), Trellus Offshore Fund Limited, a Cayman Islands corporation, Trellus Partners, LP, a Delaware limited partnership, and Trellus Partners II, LP, a Delaware limited partnership (collectively, "Trellus") and each of the purchasers, if any, set forth on the Allocation Schedule attached hereto as Exhibit A (together with Trellus, the "Purchasers").

      WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to sell to the Purchasers, and the Purchasers desire to purchase from the Company, up to 6,000,000 shares of the Company's 8% Series A Cumulative Redeemable Convertible Participating Preferred Stock (the "Series A Preferred Stock"), together with common stock purchase warrants.

      NOW, THEREFORE, in consideration of the mutual promises herein made and the representations, warranties, and covenants herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

                                   ARTICLE I:
                                AUTHORIZATION AND
                             SALE OF THE SECURITIES

      1.1 Authorization of Issuance and Sale of the Securities.

      Subject to the terms and conditions hereof, the Company has authorized (i) the issuance and sale of up to 6,000,000 shares of Series A Preferred Stock and warrants to acquire up to 600,000 shares of Common Stock (the "Warrants"), at the Closings (as defined herein), for an aggregate purchase price of $15.0 million, and (ii) the issuance of shares of the Company's Common Stock upon conversion of such shares of Series A Preferred Stock and exercise of the Warrants (the "Underlying Shares").

      1.2 Sale and Issuance. Subject to the terms and conditions hereof, at the Initial Closing (as defined below), each Purchaser severally and not jointly, agrees to purchase, and the Company agrees to sell and issue to such Purchaser, that number of shares of Series A Preferred Stock (the "Initial Purchased Shares") and warrants (the "Initial Warrants" and, together with the Initial Purchased Shares, the "Initial Purchased Securities"), as set forth opposite such Purchaser's name on Exhibit A attached hereto.

      1.3 The Initial Closing.

            (a) Simultaneously with the execution and delivery of this Agreement, the initial closing hereunder (the "Initial Closing") with respect to the issuance, sale and delivery of the Initial Purchased Securities shall take place (the date on which the Initial Closing occurs, the "Initial Closing Date").

            (b) At the Initial Closing, on the terms and subject to the conditions contained herein, (i) the Company shall issue, sell and deliver to the Purchasers, and the Purchasers shall purchase from the Company, all of the Initial Purchased Securities free and clear of any liens, claims, charges and encumbrances whatsoever and with no restrictions on the voting rights thereof and other incidents of record and beneficial ownership pertaining thereto, and
(ii) the Purchasers shall deliver to the Company, by wire transfer of immediately available funds to an account designated by the Company, the aggregate purchase price (the "Purchase Price") for such Initial Purchased Securities in the individual amounts set forth on the Allocation Schedule attached hereto as Exhibit A.

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      1.4 Additional  Closing.  If the full number of the  authorized  shares of
Series A Preferred Stock and Warrants is not sold at the Initial Closing, one additional closing (the "Additional Closing", and the Additional Closing and the Initial Closing being referred to as a "Closing") may occur on any day on or prior to May 9, 2005 (or such later date as agreed to in writing by the Company and the Purchasers) for the sale of up to the balance of the authorized but unissued Series A Preferred Stock and Warrants to such persons as the Company may determine, so long as the sale of such securities at the Additional Closing is effected pursuant to the terms of this Agreement and at a price per share paid in cash, no less than the per share Purchase Price. The Additional Closing shall be effected in the manner set forth in Section 1.3. Any individual or entity purchasing securities at the Additional Closing (each, an "Additional Purchaser," and collectively "Additional Purchasers") shall execute a signature page to this Agreement and the Company shall update Exhibit A hereto to include each such Additional Purchaser, at which time each such Additional Purchasers shall be deemed to be a "Purchaser" hereunder for purposes of this Agreement and all other agreements contemplated hereby, and a "Holder" under the Rights
Agreement (as defined in Section 2.1). At the Additional Closing, (i) the Company will deliver to the Additional Purchasers the various certificates, instruments and documents referred to in Section 2.1(a) hereof, (ii) the Additional Purchasers will deliver to the Company the various certificates, instruments and documents referred to in Section 2.1(b) below, and (iii) the Company shall deliver to each Additional Purchaser a share certificate and Warrant registered in such Additional Purchaser's name representing the shares of Series A Preferred Stock and Warrants that such Additional Purchaser is to receive from the Company at the Additional Closing to be set forth opposite such Additional Purchaser's name on the updated Exhibit A hereto, against payment of the purchase price therefor by check or wire transfer to an account designated by the Company or other means acceptable to the Company. The Initial Purchased Securities and the securities, if any, purchased at the Additional Closing, are referred to herein as the "Purchased Securities."

      1.5 Use of Proceeds.

      The Company will use the net proceeds of the Purchased Securities purchased by the Purchasers pursuant to this Agreement for the construction and operation by its wholly owned subsidiary, World Waste of Anaheim, Inc., Plant Number One located at 2740 Coronado Street, Anaheim, California, for the repayment of principal and interest on a $750,000 promissory note in favor of Trellus Management, LLC (the "Trellus Note"), and for working capital and, subject to the approval of the holders of a majority of the shares of Series A Preferred Stock, for the site identification, planning, permitting and designing of an additional plant (the "Additional Expenditures"); provided, however, that the Company may use up to $750,000 of the net proceeds from the Purchased Securities for Additional Expenditures without the approval of the holders of the shares of Series A Preferred Stock.

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                                  ARTICLE II:
                                  THE CLOSINGS

      2.1 Deliveries at Each Closing.

            (a) As a condition to each Purchaser's obligation to purchase its respective portion of the Purchased Securities, at each Closing all representations and warranties set forth in Article III shall be true and correct in each case, as of the date of this Agreement (other than those that by their terms are to be true and correct as of a specified date, in which case, such representations and warranties shall be true and correct as of such date), and the Company shall deliver to each Purchaser:

                  (i) a stock certificate registered in the name of such Purchaser, representing the Purchased Shares being purchased by such Purchaser pursuant to Section 1.3(b);

                  (ii) a Warrant Certificate in the form attached hereto as Exhibit B in the name of such Purchaser representing the Warrants being purchased by such Purchaser pursuant to Section 1.3(b);

                  (iii) a counterpart of the Registration Rights Agreement, in the form attached hereto as Exhibit C (the "Rights Agreement"), duly executed by the Company and the other shareholders of the Company party thereto;

                  (iv) evidence, satisfactory to such Purchaser, of the filing of the Certificate of Determination, in the form attached hereto as Exhibit D, with the Secretary of State of the State of California;

                  (v) a certificate of the Secretary of the Company dated as of such Closing Date, certifying: (A) the Company's Amended and Restated Articles of Incorporation, Certificate of Determination and Bylaws, as in effect on the date hereof, as true and complete and attaching certified copies of same; (B) as to the incumbency and genuineness of the specimen signatures of each officer of the Company executing any of the Documents; (C) the resolutions of the Board authorizing the execution, delivery and performance of the Documents and the consummation of the transactions contemplated thereby, as true and complete and attaching copies of same (including but not limited to the issuance of the Purchased Shares, the Warrants and the Underlying Shares); and (D) that all consents, approvals and other actions of, and notices and filings with, all entities and persons as may be necessary or required with respect to the execution of the parties of the transactions contemplated thereby, have been obtained or made;

                  (vi) a good standing certificate, as of a date not more than ten (10) days prior to such Closing Date, issued by the Secretary of State of the State of California and such other jurisdictions in which the Company and its Subsidiaries may be duly organized or qualified;

                  (vii)      executed       employment       agreements      and
inventions/confidentiality  agreements  for each of Steve  Racoosin,  Thomas  L.
Collins, Fred Lundberg and David Rane, in form and substance reasonably satisfactory to the Purchasers;

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                  (viii)  director   resignation  letters  from  each  of  Steve
Racoosin and Fred Lundberg (such resignations not to take effect until immediately prior to the election or appointment of the directors to be nominated by the holders of the Series A Preferred Stock as provided for in
Section 5.3);

                  (ix) a legal opinion of Troy & Gould substantially in the form attached hereto as Exhibit D; and

                  (x) such other documents as the Purchasers may reasonably request.

            (b) As a condition to the Company's obligation to sell the Purchased Securities to each Purchaser, at each Closing all representations and warranties set forth in Article IV shall be true and correct in all material respects, in each case, as of the date of this Agreement, and each Purchaser shall deliver to the Company:

                  (i) the Purchase Price for the Purchased Securities being purchased by such Purchaser pursuant to Section 1.3(b);

                  (ii) a counterpart of the Rights Agreement, duly executed by such Purchaser; and

                  (iii) a duly executed Form W-9 or W-8, as appropriate.

                                  ARTICLE III:
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      Except as set forth on the Disclosure Schedule attached hereto, or as disclosed in any of the SEC Reports, the Company represents and warrants to the Purchasers as of the date hereof and as of each Closing Date as follows:

      3.1 Subsidiaries; Organization; Good Standing; Qualification and Power.

            (a) The Company has the subsidiaries (each a "Subsidiary") as set forth in the SEC Reports (as defined below). The Company owns, directly or indirectly, all of the capital stock of each Subsidiary, free and clear of any liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are duly authorized, validly issued, fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

            (b) The Company and each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), has all requisite power to own, lease and operate its Assets and to carry on its business as presently being conducted, and is qualified to do business and in good standing in every jurisdiction in which the failure to so qualify or be in good standing would have a Material Adverse Effect.

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      3.2 Authorization.

            (a) The Company has all requisite power and authority to execute and deliver each Document and any and all instruments necessary or appropriate in order to effectuate fully the terms and conditions of each Document and all related transactions and to perform its obligations under each Document. Each Document has been duly authorized by all necessary action (corporate, shareholder or otherwise) on the part of the Company, and no further action is required by the Company in connection therewith, and each Document has been duly executed and delivered by the Company, and constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms and conditions, except as enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency or other Laws affecting creditors' rights generally or by general principles of equity.

            (b) The authorization, issuance, sale and delivery of the Purchased Securities and the Underlying Shares and the execution and delivery of the Documents and the performance by the Company of its obligations thereunder have each been authorized by all requisite action (corporate, shareholder or otherwise), and no further action is required by the Company in connection therewith.

      3.3 Non-contravention.

            The execution, delivery and performance by the Company of the Documents, the consummation of the transactions contemplated thereby and compliance with the provisions thereof, including the issuance, sale and delivery of the Purchased Securities and upon conversion or exercise thereof, the issuance of the Underlying Shares, have not and shall not, (a) violate any Law to which any Assets of the Company or any Subsidiary is subject, (b) violate any provision of the Company's Amended and Restated Articles of Incorporation and/or Bylaws or of a Subsidiary's certificate or articles of incorporation, bylaws or other organizational documents, (c) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any contract, decree, judgment or order to which the Company or a Subsidiary is a party or by which any of the Assets of the Company or a Subsidiary is bound, or (d) result in the imposition of any Lien upon any of the Assets of the Company or Subsidiary, except in the case of clause (c) or (d) as would not have a Material Adverse Effect. To the Company's knowledge, neither the Company nor any of its Subsidiaries is in violation of its Articles of Incorporation, By-laws or other organizational documents and neither the Company nor any of its Subsidiaries is in default (and no event has occurred which with notice or lapse of time or both could put the Company or any of its Subsidiaries in default) under, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party or by which any Assets of the Company or any of its Subsidiaries is bound or affected, except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect. To the Company's knowledge, the businesses of the Company and its Subsidiaries are not being conducted, and shall not be conducted so long as a Purchaser owns any of the Purchased Securities, in violation of any law, rule or regulation of any Governmental Entity, except as would not have a Material Adverse Effect. Other than as specifically contemplated by this Agreement and as required by the Securities Act and any state securities laws, the Company has not been nor is required to give any notice to, make any filing with, or obtain any authorization, consent or approval of any Governmental Entity, self regulatory organization, stock market or any other Person for the valid authorization, issuance and delivery of the Purchased Securities and Underlying Shares or the authorization, execution and delivery of the Documents.

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      3.4 Capitalization of the Company.

            (a) Immediately upon consummation of the Initial Closing, the authorized capital stock of the Company shall consist of:

                  (i) 100,000,000 shares of Common Stock, of which 24,413,692 shares will be issued and outstanding, 9,100,000 shares of which will have been reserved for issuance upon conversion in full of the Purchased Shares (including shares of Series A Preferred Stock issuable as dividends thereon) and 600,000 shares of which will have been reserved for issuance upon exercise in full of the Warrants; and

                  (ii) 10,000,000 shares of Preferred Stock, 9.1 million of which shares will be designated Series A Preferred Stock.

            (b) Except as contemplated by the Documents, there are, and immediately after consummation of each Closing there will be, no (i) outstanding warrants, options, calls, agreements, convertible securities, exchangeable securities or other commitments or instruments pursuant to which the Company is or may become obligated to issue or sell any shares of its capital stock or other securities, or (ii) preemptive right, right of first refusal or similar rights, of any character whatsoever, to purchase or otherwise acquire shares of the capital stock or other securities of the Company pursuant to any provision of Law, the Company's Bylaws or equivalent document or any contract to which the Company or, to the Company's knowledge, any shareholder of the Company thereof is a party; and, except as contemplated by the Documents, there is, and, immediately after the consummation of the Closing there will be, no Lien (such as a right of first refusal, right of first offer, proxy, voting trust, voting agreement, etc.) with respect to the sale or voting of shares of capital or securities of the Company (whether outstanding or issuable).

            (c) All shares of the capital stock and other securities issued by the Company (i) have been duly authorized and validly issued, (ii) are fully paid and nonassessable and (iii) have been issued in transactions in accordance with applicable Laws governing the sale and purchase of securities and any preemptive rights and rights of first refusal.

      3.5 Financial Statements and Liabilities.

            (a) As of their respective  dates,  the financial  statements of the
Company included in the SEC Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

            (b) The Company and its Subsidiaries have no liability or obligation, absolute or contingent (individually or in the aggregate), including, without limitation, any tax liability due and payable, which is not reflected on the Balance Sheet, other than (i) liabilities and obligations that would not be required to be included since the date of the Balance Sheet reflected on financial statements prepared in accordance with GAAP, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company, or (ii) legal and fundraising costs incurred in connection with the transactions contemplated hereby, or (iii) liabilities that may have arisen in the ordinary course of the Company's business consistent with past practice, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company.

            (c) Subsequent to the date of the financial statements, none of the Company and any of its Subsidiaries has made or changed any election, changed an annual accounting period, adopted or changed any accounting method, filed any amended Tax Return, entered into any closing agreement, settled any Tax claim or assessment, surrendered any right to claim a refund of Taxes, consented to any extension or waiver of the limitations period applicable to any Tax claim or assessment or taken any other similar action relating to the filing of any Tax Return or the payment of any Tax.

      3.6 Legal Compliance.

      The Company and its Subsidiaries have complied in all Material respects with, all applicable Laws, Orders and permits, and no Proceeding is pending or, to the Company's knowledge, threatened, alleging any failure to so comply.

      3.7 Litigation.

            (a) Except as disclosed in the SEC Reports or as would not have a Material Adverse Effect, individually or in the aggregate, there is no Proceeding pending or, to the Company's knowledge, threatened by or against, or affecting the Assets of, the Company (or any of its predecessors) or the Subsidiaries, and the Company and the Subsidiaries are not bound by any Order. No Proceeding pending or threatened by or against, or affecting the Assets of, the Company (or any of its predecessors) or the Subsidiaries will or could reasonably be expected to result in a Material Adverse Change.

            (b) Neither the Company nor any Subsidiary, nor, to the knowledge of the Company, any director or officer thereof who has served as such since August 24, 2004, is or has been the subject of any Proceeding involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. To the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. Since August 24, 2004, the Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

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      3.8 Environment, Safety and Permits.

            (a) The Company and each of its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "Company Permits"), and there is no action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits, except in each case as would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation of, any of the Company Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not have a Material Adverse Effect. Since August 24, 2004, neither the Company nor any of its Subsidiaries has received any notification with respect to possible conflicts, defaults or violations of applicable laws, except for notices relating to possible conflicts, defaults or violations, which conflicts, defaults or violations would not have a Material Adverse Effect.

            (b)  Except  as   disclosed   in  Schedule  3.8  or  as  would  not,
individually or in the aggregate, have a Material Adverse Effect:

                  (i) The Company and its Subsidiaries hold and formerly held, and are and have been, in compliance with, all Environmental Permits;

                  (ii) The Company and its Subsidiaries are, and have been in compliance with all applicable Environmental Laws;

                  (iii) Neither the Company nor any of its Subsidiaries has received any Environmental Claim, and the Company is not aware, after due inquiry, of any threatened Environmental Claim or of any circumstances, conditions or events that could reasonably be expected to give rise to an Environmental Claim against the Company or any of the Subsidiaries;

                  (iv) There are no (1) underground storage tanks, (2) polychlorinated biphenyls, (3) asbestos or asbestos-containing materials, (4) urea-formaldehyde insulation, (5) sumps, (6) surface impoundments, (7) landfills, (8) sewers or septic systems or (9) Hazardous Substances present at any facility currently or formerly owned, leased, operated or otherwise used by the Company and/or any of the Subsidiaries that could reasonably be expected to give rise to liability of any of the Company or its Subsidiaries under any Environmental Laws;

                  (v) There are no past (including, without limitation, with respect to assets or businesses formerly owned, leased or operated by the Company or any Subsidiary) or present actions, activities, events, conditions or circumstances, including without limitation the release, threatened release, emission, discharge generation, treatment, storage or disposal of Hazardous Substances, that could reasonably be expected to give rise to liability of the Company or any Subsidiary under any Environmental Laws or any contract or agreement;

                  (vi) No modification, revocation, reissuance, alteration, transfer, or amendment of the Company's or any Subsidiary's Environmental Permits, or any review by, or approval of, any third party of such Environmental Permits is required in connection with the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby or the continuation of the business of the Company or any Subsidiary following such consummation;

                  (vii) Hazardous Substances have not been generated, transported, treated, stored, disposed of, released or threatened to be released at, on, from or under any of the properties or facilities currently or formerly owned, leased or otherwise used, including without limitation for receipt of the Company's or any Subsidiary's wastes, by the Company or any Subsidiary, in violation of or in a manner or to a location that could reasonably be expected to give rise to liability under any Environmental Laws;

                  (viii)   Neither   the   Company   nor  any   Subsidiary   has
contractually  assumed any  liabilities or obligations  under any  Environmental
Laws;

                  (ix) The Company and each of the Subsidiaries have accrued or otherwise provided, in accordance with and as required by GAAP, for all damages, liabilities, penalties or costs that they may incur in connection with any claim pending or threatened against them, or any requirement that is or may be applicable to them, under any Environmental Laws, and such accrual or other provisions is reflected in the Company's most recent financial statements.

      3.9 Offering Exemption.

      Based in part upon and assuming the accuracy of the representations of the Purchasers in Article IV, the offering, sale and issuance of the Purchased
Securities have been, are, and will be, exempt from registration under the Securities Act, and such offering, sale and issuance is, and the issuance of the Underlying Shares upon conversion of the Purchased Securities or exercise of the Warrants, as the case may be, will be exempt from registration under applicable state securities and "blue sky" laws. The Company has made or will make all requisite filings and has taken or will take all action necessary to be taken to comply with such state securities or "blue sky" laws.

      3.10 Ownership of Purchased Securities.

      Upon issuance and delivery of the Purchased Securities (and the Underlying Shares upon conversion or exercise thereof) to each Purchaser pursuant to this Agreement in consideration of the Purchasers' payments therefor, the Purchased Securities and Underlying Shares will be duly and validly issued, fully paid and non-assessable, free and clear of all Liens and encumbrances or restrictions on transfer, other than (i) restrictions on transfer set forth herein or in the Documents, and (ii) any liens, charges or encumbrances created by a Purchaser. The delivery of the Purchased Securities to each Purchaser at each Closing and the delivery of the Underlying Shares upon conversion or exercise of the Purchased Securities will transfer good and valid title to, and beneficial ownership of, the Purchased Securities and the Underlying Shares, other than as a result of any encumbrances, Liens and claims described in clauses (i) and (ii) of the preceding sentence. The issuance and sale of the Purchased Securities pursuant hereto (and the issuance of the Underlying Shares upon the conversion or exercise thereof) will not give rise to any preemptive rights or rights of first refusal that have not been complied with or waived.

      3.11 Securities Filings.

      Since August 24, 2004, the Company has filed with the Securities and Exchange Commission (the "Commission") all documents (the "SEC Reports") required to be filed by it under the Securities Exchange Act of 1934 as amended (the "Exchange Act"). Each such SEC Report, at the time of its filing, was in compliance with the requirements of its respective form as in effect on the date such document was filed and neither the SEC Reports, nor the financial statements (and the notes thereto) included therein, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent superseded by an SEC Report filed subsequently and prior to the date hereof.

      3.12 Transactions With Affiliates And Employees.

      Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $60,000 other than (a) for payment of salary or consulting fees for services rendered,
(b) reimbursement for expenses incurred on behalf of the Company and (c) for other employee benefits, including stock option agreements under any stock option plan of the Company.

      3.13 Internal Accounting Controls.

      The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company's Form 10-KSB or 10-QSB, as the case may be, is being prepared. The Company's certifying officers have evaluated the effectiveness of the Company's disclosure controls and procedures as of a date within 90 days prior to the filing date of the most recently filed periodic report under the Exchange Act (such date, the "Evaluation Date"). The Company presented in its most recently filed Form 10-KSB or Form 10-QSB the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company's internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Exchange Act). There has been no disclosure to the Company's Board, Audit Committee or independent auditors of any significant deficiencies or material weakness in the design or operation of interim controls over financial reporting requiring corrective action, any fraud that involves management or other employees who have a significant role in the Company's or any Subsidiary's internal controls, any material complaints or claims made relating to the Company's or any Subsidiary's internal accounting controls, and any report by any attorney representing the Company or any of its Subsidiaries of a material violation of Law or similar matters (provided that the foregoing representations shall be limited to the knowledge of the Company with respect to any of the foregoing that may have occurred prior to August 24, 2004).

      3.14 Listing And Maintenance Requirements.

            (a) The Company's Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration.

            (b) To the Company's knowledge, the Company is not in violation of the listing requirements of the Over-the-Counter Bulletin Board (the "OTCBB") and does not reasonably anticipate that the Common Stock will be delisted by the OTCBB in the foreseeable future. The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

      3.15 No Integrated Offering.

      Neither the Company, nor, to the knowledge of the Company, any of its affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Purchased Securities to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated.

      3.16 No Investment Company.

      The Company is not, and upon the issuance and sale of the Purchased Securities as contemplated by this Agreement will not be an "investment company" required to be registered under the Investment Company Act of 1940 (an "Investment Company"). The Company is not controlled by an Investment Company.

      3.17 Insurance.

      The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

      3.18 Labor Relations.

            (a) No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company or any of its Subsidiaries or any unfair practice which, individually or in the aggregate, would result in a Material Adverse Effect.

            (b) Except as described in the Schedules, (i) there has been no work stoppage due to labor disagreements experienced by the Company or any Subsidiary, (ii) no written notice has been received from any Governmental Entity of any unfair labor practice charge or complaint against the Company pending or threatened before the National Labor Relations Board or any other Governmental Entity with respect to the employees of the Company or any Subsidiary and (iii) there is no labor strike, slowdown or stoppage actually pending or, to the Company's knowledge, threatened by the employees of the Company or any Subsidiary against or affecting the Company or any Subsidiary, except in any such case set forth in clauses (i) through (iii) above as would not, individually or in the aggregate, have a Material Adverse Effect.

      3.19 Taxes.

            (a) Since August 24, 2004, each of the Company and its Subsidiaries has timely filed all Tax Returns that it was required to file under applicable laws and regulations. All such Tax Returns are true, correct and complete in all Material respects and were prepared in Material compliance with all applicable laws and regulations. All Taxes due, owed by, or with respect to, any of the Company and its Subsidiaries (whether or not shown or reportable on any Tax
Return) with respect to any period ending on or prior to the date of this Agreement have been timely paid. The amount of the liability of the Company and each of its Subsidiaries for unpaid Taxes for all periods ending on or before the Closing Date shall not, in the aggregate, exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) as such accruals are reflected on the face of the Balance Sheet, as adjusted in accordance with past custom and practice for operations and transactions in the ordinary course of business of the Company and its Subsidiaries since the date of the Balance Sheet. Since the date of the Balance Sheet, neither the Company nor any of its Subsidiaries has incurred any liability for Taxes arising from extraordinary gains or losses outside the ordinary course of business.

            (b) The Company and each of its Subsidiaries has properly classified for Tax purposes all employees, consultants, independent contractors and other service providers, and has timely made all filings and has withheld, deposited and paid all Taxes required to have been filed, withheld, deposited or paid in connection with services provided by such persons or in connection with any amounts paid or owing to any other person. To the Company's knowledge, no deficiencies for any Tax have been assessed against the Company or any of its Subsidiaries, none of the Company or any of its Subsidiaries has received any notice of deficiency or proposed adjustment for any Taxes proposed, asserted or assessed by any Taxing authority against the Company or any of its Subsidiaries, and no Tax Return of the Company or any of its Subsidiaries has ever been audited and, to the knowledge of the Company and its officers, directors and employees, there is no such audit pending or contemplated. There is no Lien, whether imposed by any federal, state, local or foreign Taxing authority or otherwise, outstanding against the assets, properties or business of the Company or any of its Subsidiaries, other than any Lien for current Taxes not yet due and payable. To the Company's knowledge, no claim has been made since August 24, 2004 by any authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that it is or may be subject to Taxation by that jurisdiction. Neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, since August 24, 2004.

            (c) None of the Company and its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (A) change in method of accounting for a taxable period ending on or prior to the Closing Date; (B) "closing agreement" as described in Code Section 7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; (C) intercompany transactions or any excess loss account described in Treasury Regulations under Code Section 1502 (or any corresponding or similar provision of state, local or foreign income Tax law); (D) installment sale or open transaction disposition made on or prior to the Closing Date; (E) recapture of a pre-Closing Tax benefit; or (F) prepaid amount received on or prior to the Closing Date. No item of income or gain reported by the Company or any Subsidiary of the Company for financial accounting purposes in any pre-Closing period is required to be included in Taxable income for a post-Closing period.

            (d) To the Company's knowledge, neither the Company nor any Subsidiary of the Company has any liability for or any obligation to pay the Taxes of any person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, pursuant to a Tax sharing agreement, indemnification or guaranty, or otherwise. Neither the Company nor any Subsidiary of the Company has filed a consent under Section 341(f) of the Code concerning collapsible corporations, or agreed to have Section 341(f)(2) of the Code apply to any disposition of an asset owned by the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is, or during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code has ever been, a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code (a "USRPHC"). The use of the proceeds of the sale of the Purchased Securities and any other actions by the Company or its Subsidiaries in connection with the transactions contemplated hereby will not trigger a Determination Date (as defined in Section 5.6 below) or cause the Company to qualify as a USRPHC. None of the Company nor any of its Subsidiaries has engaged in any listed transaction as set forth in written guidance or a notice issued by the Internal Revenue Service. None of the Company nor its Subsidiaries are foreign entities or conduct business in a foreign country.

      3.20 No Brokers.

            Except for Harris Williams Advisors, Inc. and Chadbourn Securities, Inc., whose fees and expenses are the sole responsibility of the Company, no broker or finder has acted directly or indirectly for the Company in connection with this Agreement or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder's fee or other commission in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of the Company. The Company may, however, be responsible for the payment of fees and expenses to other finders in connection with the Additional Closing.

      3.21 Reliance. The Company understands and confirms that the Purchasers will rely on the representations and covenants contained in this Agreement in acquiring the Purchased Securities.

      3.22 Employee Benefits.

            (a) The Company and its ERISA Affiliates have performed in all material respects all obligations required to be performed by them under each Employee Plan, and each Employee Plan has been established and maintained in all Material respects in accordance with its terms and in Material compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA, the Code, COBRA, and HIPAA. Any Employee Plan intended to be qualified under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has obtained a favorable determination, notification, advisory and/or opinion letter, as applicable, as to its qualified status from the IRS. For each Employee Plan that is intended to be qualified under Section 401(a) of the Code, to the Company's knowledge, there has been no event, condition or circumstance that has adversely affected or is likely to adversely affect such qualified status. No "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Employee Plan. There are no actions, suits or claims pending, or, to the knowledge of the Company, threatened (other than routine claims for benefits) against any Employee Plan or against the assets of any Employee Plan. There are no audits, inquiries or proceedings pending or, to the knowledge of the Company or any ERISA Affiliates, threatened by the IRS or DOL, or any other governmental authority with respect to any Employee Plan. Neither the Company nor any ERISA Affiliate is subject to any Material penalty or tax with respect to any Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code. The Company and each ERISA Affiliate have timely made all contributions and other payments required by and due under the terms of each Employee Plan.

            (b) Neither the Company nor any ERISA Affiliate has ever maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Title IV of ERISA or Section 412 of the Code or any Multiemployer Plan.

            (c) No Employee Plan or employment agreement provides, or reflects or represents any liability to provide, retiree benefits to any person for any reason, except as may be required by COBRA or other applicable statute, and the Company has not represented, promised or contracted (whether in oral or written form) to any Company Employee (either individually or to Company Employees as a group) or any other person that such Company Employee(s) or other person would be provided with retiree benefits, except to the extent required by statute.

            (d) Neither the Company nor any of its Subsidiaries is a party to any agreement, plan, arrangement or other contract covering any employee or independent contractor or former employee or independent contractor that, considered individually or considered collectively with any other such contracts, would reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162(m) the Code (or any comparable provision of state or foreign tax laws). All Employee Plans which are subject to Section 409A of the Code are in Material compliance with Section 409A.

                                  ARTICLE IV:
                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

      Each Purchaser, individually and not jointly, represents and warrants to the Company as of the date hereof and as of each Closing Date, as follows:

      4.1 Authority.

      Such Purchaser has full power and authority to enter into and to perform this Agreement and the Documents to which it is a party in accordance with their terms and to consummate the transactions contemplated hereby and thereby. This Agreement and the Documents to which it is a party have been duly executed and delivered by such Purchaser and constitute valid and binding obligations of such Purchaser each of which are enforceable in accordance with its respective terms and conditions, except as the enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency or other laws affecting creditor's rights generally or by general principles of equity. To such Purchaser's knowledge, the execution and performance of the transactions contemplated by this Agreement and the Documents and compliance with their provisions by such Purchaser: (i) will not violate any provision of Law applicable to such Purchaser; and (ii) will not conflict with or result in any breach of any of the material terms, conditions or provisions of, or constitute a default under such Purchaser's partnership agreement, certificate of formation or operating agreement, or any indenture, lease, agreement or other instrument to which such Purchaser is a party or by which it or any of its properties is bound, or any decree, judgment, order, statute, rule or regulation applicable to such Purchaser, which, in any such case would impair such Purchaser's ability to purchase the Purchased Securities or otherwise comply with its obligations hereunder.

      4.2 Experience.

      Such Purchaser is an "accredited investor" within the meaning of Regulation D promulgated by the Commission under the Securities Act and, by virtue of its experience in evaluating and investing in private placement transactions of securities in companies similar to the Company, such Purchaser is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Such Purchaser has had access to the Company's senior management and has had the opportunity to conduct such due diligence review as it has deemed appropriate provided, however, that the foregoing shall not alter, diminish or impair such Purchaser's right or ability to rely upon any of the representations or warranties of the Company contained herein.

      4.3 Investment.

      Such Purchaser has not been formed solely for the purpose of making this investment (or, if it has been so formed, all of the owners of such Purchaser are themselves accredited investors), and such Purchaser is acquiring the Purchased Securities for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution of any part thereof, provided, however, that by making the representations herein, such Purchaser does not agree to hold any of the Purchased Securities for any minimum or other specific term and reserves the right to dispose of the Purchased Securities at any time in accordance with or pursuant to a registration statement or otherwise in compliance with federal and state securities laws. Such Purchaser understands that the Purchased Securities and the Underlying Shares have not been registered under the Securities Act or applicable state and other securities laws by reason of a specific exemption from the registration provisions of the Securities Act and applicable state and other securities laws, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Purchaser's representations as expressed herein.

                                   ARTICLE V:
                              ADDITIONAL AGREEMENTS

      5.1 Survival of Representations, Warranties and Agreements.

      All representations and warranties contained herein shall survive the Initial Closing for a period of 24 months (except any representations and warranties regarding USRPHC, which shall survive for so long as Trellus Offshore Fund Limited owns any shares of the Company's equity securities) and all covenants and agreements contained herein shall survive until fully discharged. All representations, warranties, covenants and agreements made herein by the Company or in any certificate delivered at a Closing shall be deemed Material and to have been relied upon by the Purchasers.

      5.2 Transaction Expenses and Taxes.

            (a) The Company and each Purchaser shall bear all of its respective expenses in connection with the negotiation, preparation and execution of the Documents, except that the Company shall reimburse the Purchasers for their reasonable and documented legal fees incurred in connection herewith, up to a maximum aggregate reimbursement of $30,000.

            (b) All sales, use, transfer, stamp (including documentary stamp taxes, if any), excise, recording, franchise and other similar taxes or governmental charges with respect to the securities issued pursuant hereto shall be borne by the Company.

            (c) All transfer,  documentary,  sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement (including any corporate-level gains Tax triggered by the sale of the Company's stock, and any similar tax imposed in other states or subdivisions) shall be paid by the Company when due, and the Company shall, at its own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees.

      5.3 Corporate Governance.

            (a) As soon as practicable, the Company shall cause the Board to nominate, recommend and solicit proxies (if necessary) for the election to the Board of two individuals designated by the holders of the Series A Preferred Stock to fill the Board seats to be vacated by the resignations of Steve Racoosin and Fred Lundberg (the "Preferred Board Seats"). Thereafter, in the event of a vacancy in such Preferred Board Seats, or in any Board election in which either or both Series A Preferred Stock-designated directors are up for re-election, the Company shall cause the vacancy or vacancies to be filled with a Series A Preferred-Stock-designated director or shall cause such Series A Preferred Stock-designated directors to be included on the slate of directors proposed by the Board at such election and cause the Board to recommend and solicit proxies (if necessary) in favor of such Series A Preferred Stock-designated director.

            (b) With the exception of the Chief Executive Officer (the "CEO"), no employee of the Company shall be nominated by the Board to serve as a director.

            (c) The CEO shall not serve as the Chairman of the Board (unless otherwise authorized by the holders of a majority in interest of the Series A Preferred Stock). As of the Closing, Thomas L. Collins will resign his position as Chairman of the Board, but will remain as a director.

      Notwithstanding any of the foregoing, the Company's obligations under this
Section 5.3 will terminate on the earliest of:

      (i) The date when less than 50% of the shares of Series A Preferred Stock sold at the Closings are outstanding; or

      (ii) when the Company shall sell, convey, or otherwise dispose of all or substantially all of its property or business or merge or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) where the stockholders of the Company own less than fifty percent (50%) of the voting power of the surviving entity after such merger or consolidation, provided that this subsection (ii) shall not apply to a merger effected principally for the purpose of changing the domicile of the Company.

      5.4 Securities Laws.

            (a) The Company agrees to timely file all documents required to be filed with the Commission, specifically, a Form D (or equivalent form required by applicable state law) with respect to the Purchased Securities if and as required under Regulation D and applicable state securities laws.

            (b) Each certificate representing the Purchased Shares and the Underlying Shares shall bear a legend containing substantially the following legend (in addition to any other legend required by law or applicable agreement):

            THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR STATE SECURITIES LAWS AND CANNOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF REGISTRATION OR THE AVAILABILITY OF AN EXEMPTION FROM OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS.

      5.5 Reporting Matters.

      The Company agrees not to report any actual or deemed non-cash dividends with respect to the Series A Preferred Stock to the Purchasers or any Governmental Entity on IRS Form 1099-DIV or other information return, unless otherwise instructed to do so in writing by a Governmental Entity in connection with a Proceeding involving the Company. The Company shall not withhold any Taxes on any actual or deemed non-cash dividends to the Purchasers with respect to the Series A Preferred Stock, unless otherwise instructed to do so in writing by a Governmental Entity in connection with a Proceeding involving the Company. The Company agrees with each of the Purchasers that for Tax purposes (i) the issue price of the Series A Preferred Stock will be $2.358 per share of the Series A Preferred Stock paid by the Purchasers and that the issue price for the Warrants shall be $1.42 per share subject to the Warrants and (ii) the Series A Preferred Stock will not be designated as debt.

      5.6 USRPHC.

So long as Trellus Offshore Fund Limited owns any shares of the Company's equity securities, the Company hereby agrees:

            (a) to use commercially reasonable efforts to avoid qualifying at any time on or after the Initial Closing as a USRPHC;

            (b) to monitor, measure, and test on the following dates (collectively the "Testing Dates"): (i) at the end of each month, (ii) on a date at least ninety (90) days but not more than one hundred twenty (120) days prior to each of the actual or any expected determination dates for applying the USRPHC test specified in Section 1.897-2(c) of the Treasury Regulations (the "Determination Dates"), and (iii) any actual Determination Dates; whether it qualifies as a USRPHC on the Testing Date, provided that in the case of a Testing Date described in (b)(ii) the Company shall take into account the contemplated transactions that are anticipated to give rise to a Determination Date described in Section 1.897-2(c)(ii), (iii) or (iv) of the Treasury Regulations;

            (c) if on any of the Testing Dates the fair market value of the Company's "United States real property interests" (within the meaning of Section 897 of the Code and the Treasury Regulations promulgated thereunder) equal or exceed forty percent (40%) of the fair market value of the Company's assets described in Section 897(c)(2)(B) of the Code and the Treasury Regulations promulgated thereunder, provided that in the case of a Testing Date described in
(b)(ii) the Company shall take into account the contemplated transactions that are anticipated to give rise to a Determination Date described in Section 1.897-2(c)(ii), (iii) or (iv) of the Treasury Regulations, the Company will provide the Purchasers with written notice of the results of such tests within seven (7) days after the applicable Testing Date;

            (d) if for any reason the Company anticipates that it is likely to qualify or has qualified as a USRPHC at any time including on the Testing Dates, the Company will provide written notice to the Purchasers within seven (7) days after such determination providing information regarding the reasons the Company anticipates such qualification or believes that it so qualifies; and

            (e) provided the Company does not qualify as a USRPHC on the applicable Testing Date, at any Purchaser's request, the Company will within seven (7) days of such request deliver to the requesting Purchaser and to the Internal Revenue Service notices that the Series A Preferred Stock, the Underlying Shares, Common Stock, and Warrants, as applicable, are not "United States real property interests" in accordance with the Treasury Regulations under Sections 897 and 1445 of the Code.

      5.7 Restriction on Use of Proceeds. The Company agrees that it shall place the proceeds of the sale of the Purchased Securities in a separate bank account and shall not expend any of such proceeds unless and until that certain Amended and Restated Technology License Agreement, dated as of June 21, 2004, between the Company and Bio-Products International, Inc., is amended to the reasonable satisfaction of the holders of a majority of the shares of Series A Preferred Stock (the "Majority Holder"). In the event such amendment is not so effectuated within 30 days of the Initial Closing, the Majority Holder shall have the right to demand that the Company return such proceeds to the Company in exchange for the return of the Purchased Securities, which shall forthwith be canceled by the Company. Any such demand must be made in writing and must be received by the Company no later than 45 days following the Initial Closing. Notwithstanding the foregoing, (i) the Company shall have the right to expend up to $500,000 of the proceeds in accordance with the provisions of Section 1.5 at any time following the Initial Closing and (ii) the Company shall be permitted to repay the Trellus Note (principal and interest) with the proceeds from the Initial Closing. If and to the extent such proceeds are expended but the demand referred to in the preceding sentence is subsequently received by the Company, the Company shall only be required to return the funds that have not been so expended, and the Purchasers shall retain the Purchased Securities to the extent that such proceeds have been expended by the Company. Upon the amendment of the Technology Agreement as aforementioned, or upon the 45th day following the Initial Closing (in the event no demand for a return of the proceeds has been received by the Company), the Company shall be free to co-mingle the proceeds with its other funds and to expend such proceeds in accordance with Section 1.5.

      5.8 Restrictive Covenants. Until the earlier to occur of (i) the Operational Date or (ii) the date on which less than 50% of the shares of Series A Preferred Stock sold at the Closings remain outstanding, the vote or written consent of the holders of at least a majority of the then-outstanding shares of Series A Preferred Stock shall be necessary for effecting, validating or approving the following actions and the Company shall not, without such vote or consent, take or permit to be taken any such actions:

            (a) Any merger, consolidation, or binding share exchange involving WWA, the sale of all or substantially all of the assets of WWA, or the sale or issuance of any equity securities of WWA;

            (b) The incurrence by WWA of any indebtedness, other than Permitted Indebtedness;

            (c) A change in the principal business conducted or proposed to be conducted by any of the Company's subsidiaries; or

            (d) Any transaction by any of the Company's subsidiaries with any Affiliates, except for transactions the terms of which in good faith are fair and reasonable to such subsidiary and are at least as favorable as the terms that could be obtained by such subsidiary in a comparable transaction made on an arm's-length basis between unaffiliated parties (as determined by the Board of Directors of such subsidiary acting reasonably and in good faith, as evidenced by a Board resolution).

      Capitalized terms used in this Section and not otherwise defined shall have the meanings given such terms in the Certificate of Determination.

                                  ARTICLE VI:
                               PRE-EMPTIVE RIGHTS

            (a) Except in the case of Excluded Securities or the issuance of shares of Series A Preferred Stock and Warrants at the Additional Closing, the Company shall not issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange any (i) equity security of the Company, (ii) debt security of the Company that by its terms is convertible into or exchangeable for any equity security of the Company or has any other equity or equity-linked feature, (iii) security of the Company that is a combination of a debt and equity or equity-linked security or (iv) option, warrant or other right to subscribe for, purchase or otherwise acquire any security of the Company specified in the foregoing clauses (i) through (iii), unless in each case the Company shall have first offered to sell a portion of such securities to the Purchasers (the "Offered Securities"), equal to each Purchaser's Proportionate Percentage at a price and on such other terms and conditions as shall have been specified by the Company in writing delivered to the Purchasers (the "Offer"), which Offer by its terms shall remain open and irrevocable for a period of thirty (30) days from the date it is delivered by the Company to each Purchaser.

            (b) The Company may specify in the Offer that all or a minimum amount of the Offered Securities must be sold in such offering (to the Purchasers and/or any third parties pursuant to (d) below), in which case any Notice of Acceptance (as defined below) shall be deemed conditioned upon (i) receipt of Notices of Acceptance of all or such minimum amount, as applicable, of the Offered Securities and/or (ii) the sale of all or such minimum amount, as applicable, of the Offered Securities pursuant to (d) below.

            (c) Notice of a Purchaser intention to accept, in whole or in part, an Offer shall be evidenced by a writing signed by such Purchaser and delivered to the Company prior to the end of the thirty (30) day period of such Offer, setting forth such portion of the Offered Securities that such Purchaser elects to purchase (the "Notice of Acceptance").

            (d) In the event that Notices of Acceptance are not given by the Purchaser in respect of all of the Offered Securities, during the ten (10)
calendar day period commencing after such information is given, each participating Purchaser shall be entitled to additionally purchase that portion of the Offered Shares for which Purchasers were entitled to subscribe but which were not subscribed for by the Purchasers which is equal to the product obtained by multiplying the number of unsubscribed Offered Shares by such Purchaser's Proportionate Percentage.

            (e) If the Purchasers do not elect to purchase all of the Offered Securities, the Company shall have ninety (90) days from the expiration of the foregoing ten (10) day period to sell all or any part of the Offered Securities as to which Notices of Acceptance have not been given by the Purchasers to any other Person(s), but only upon terms and conditions that in all material respects (including, without limitation, unit price and interest rates), which shall in no case be less than 95% of the amount specified in respect thereof in the Offer, are no more favorable to such other Person(s) and no less favorable to the Company than those set forth in the Offer.

      Upon the closing, which shall include full payment to the Company, of the sale to such other Person(s), the Purchasers shall purchase from the Company, and the Company shall sell to the Purchasers, the Offered Securities in respect of which Notices of Acceptance were delivered to the Company by the Purchasers, at the terms specified in the Offer.

            (f) In each case, any Offered Securities not purchased by the Purchasers or any other Person(s) in accordance with (d) above may not be sold or otherwise disposed of until they are again offered to the Purchasers under the procedures specified in (a), (c) and (d) above.

            (g) In the event that all or a portion of the consideration to be paid for any Offered Securities is other than cash, then the Offer shall provide that the Purchasers may, in lieu of such non-cash consideration, purchase the securities for cash, at a cash equivalent purchase price to be determined in good faith by the Board and to be set forth in the Offer.

            (h) The rights of the Purchasers under this Article VI shall not apply to the issuance by the Company of any Excluded Securities.

            (i) The provisions of this Article VI shall expire as soon as less than a total of 50% of the shares of Series A Preferred Stock sold at the Closings are outstanding.

                                  ARTICLE VII:
                                  MISCELLANEOUS

      7.1 No Third Party Beneficiaries.

      Except as expressly provided herein, this Agreement shall not confer any rights or remedies upon any Person other than the parties and their respective successors and permitted assigns, personal representatives, heirs and estates, as the case may be.

      7.2 Entire Agreement.

      This Agreement and the other Documents constitute the entire agreement among the Parties and supersede any prior understandings, agreements or representations by or among the Parties, written or oral, that may have related in any way to the subject matter of any Document including, without limitation, any letter of intent dated as of or prior to the date hereof, between the Company and the Purchasers.

      7.3 Successors and Assigns.

      This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties hereto; provided, however, that any Purchaser may assign, hypothecate or pledge any of its rights under any of the Documents to (i) an Affiliate of such Purchaser,
(ii) any Person who shall acquire substantially all of the assets of such Purchaser or a majority in voting power of the capital stock of such Purchaser (whether pursuant to a merger, consolidation, stock sale or otherwise), (iii) any lender of such Purchaser (or any agent therefore) for security purposes and the assignment thereof by any such lender or agent to such Purchaser in connection with the exercise by any such lender or agent of all of its rights and remedies as a secured creditor with respect thereto, or (iv) any person to whom such Purchaser assigns or transfers any Purchased Securities, provided such transferee agrees in writing to be bound, with respect to the transfer of Purchased Securities, by the provisions hereof that apply to the Purchasers.

      7.4 Counterparts.

      This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile.

      7.5 Notices.

      All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, telecopied, sent by nationally recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Company:

World Waste Technologies, Inc.
13520 Evening Creek Drive
Suite 130
San Diego, California 92128
Telephone:        (858) 391-3400
Facsimile:        (858) 486-3352
Attention:        CFO
with a copy to:

Troy & Gould Professional Corporation
1801 Century Park East, 16th Floor
Los Angeles, CA 90067
Telephone:        (310) 553-4441
Facsimile:        (310) 201-4746
Attention:        Lawrence Schnapp, Esq.

If to the Purchasers, to the addresses set forth on the signature pages hereto.

      All such notices and other communications shall be deemed to have been given and received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of delivery by facsimile, on the date of such delivery, (iii) in the case of delivery by nationally recognized overnight courier, on the third business day following dispatch and (iv) in the case of mailing, on the seventh business day following such mailing.

      7.6 Governing Law.

      THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF NEW YORK WILL CONTROL THE
INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IF UNDER SUCH JURISDICTION'S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

      7.7 Submission to Jurisdiction; Waivers. The Company and each Purchaser irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by any other party hereto or its successors may be brought and determined in the Supreme Court of New York for Kings County or the federal district court in the Southern District of New York, and the Company and each Purchaser hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the nonexclusive jurisdiction of the aforesaid courts. The Company and each Purchaser hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

      7.8 Waiver of Jury Trial.

      EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER DOCUMENT RELATED HERETO.

      7.9 Amendments and Waivers; Purchasers Consent.

      No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Company and the holders of at least a majority of the then-outstanding Purchased Shares. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

      7.10 Certain Definitions.

      "Affiliate" means, with respect to any Person, any of (a) a director, officer or shareholder holding 5% or more of the capital stock (on a fully diluted basis) of such Person, (b) a spouse, parent, sibling or descendant of such Person (or a spouse, parent, sibling or descendant of any director or officer of such Person) and (c) any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person. The term "control" includes, without limitation, the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

      "Assets" means, with respect to any Person, all of the assets, rights, intellectual property, interests and other properties, real, personal and mixed, tangible and intangible, of any nature whatsoever, either owned or leased by such Person.

      "Balance Sheet" means the audited consolidated balance sheet of the Company as of December 31, 2004.

      "Board" shall mean the Board of Directors of the Company.

      "CERCLA" means the United States Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C ss. 9601 et seq., as amended.

      "Certificate of Determination" means the Company's Certificate of Determination of Rights, Preferences and Privileges of the 8% Series A Cumulative Redeemable Convertible Preferred Stock in effect as of the Closing in the form attached as Exhibit D hereto.

      "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended and as codified in Section 4980B of the Code and Section 601 et. seq. of ERISA.

      "Company Employee" shall mean any current director, employee or consultant of the Company or any ERISA Affiliate.

      "Documents" means this Agreement, the Certificate of Determination, the Warrants and the Registration Rights Agreement.

      "Employee Plan" shall mean any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written, unwritten or otherwise, funded or unfunded, including without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA which is or has been, within the past six (6) years, maintained, contributed to, or required to be contributed to, by the Company or any ERISA Affiliate for the benefit of any Company Employee, or with respect to which the Company or any ERISA Affiliate has or may have any liability or obligation.

      "Environment" means soil, soil gas, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins and wetlands), groundwater, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life and any other environmental medium or natural resource.

      "Environmental Claim" means any written or oral notice, claim, demand, action, suit, complaint, proceeding, request for information or other communication by any person alleging liability or potential liability (including without limitation liability or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damage, personal injury, fines or penalties) arising out of, relating to, based on or resulting from (i) the presence, discharge, emission release or threatened release of any Hazardous Substances at any location, whether or not owned, leased or operated by the Company or any Subsidiary or (ii) circumstances forming the basis of any violation or alleged violation of any Environmental Law or Environmental Permit or (iii) otherwise relating to obligations or liabilities under any Environmental laws.

      "Environmental Law" means all laws, rules, regulations or guidelines relating to pollution or protection of human health or the Environment, including, without limitation, (a) laws relating to the Release or threatened Release of Hazardous Materials or other substances into the Environment and (b) laws relating to the identification, generation, manufacture, processing, distribution, use, treatment, storage, disposal, recovery, transport, transfer, refinement, production, management or other handling of Hazardous Materials or other substances. Environmental Laws shall include, without limitation, CERCLA, the Federal Water Pollution Control Act (33 U.S.C. ss. 1251 et seq.), RCRA, the Safe Drinking Water Act (21 U.S.C. ss. 349, 42 U.S.C. ss.ss. 201, 300f), the Toxic Substances Control Act (15 U.S.C. ss. 2601 et seq.), the Clean Air Act (42 U.S.C. ss. 7401 et seq.), the California Health and Safety Code (ss. 25100 et seq., ss. 39000 et seq.) as enacted prior to the Closing Date and as in effect on the Closing Date.

      "Environmental Permits" means all permits, licenses, registrations and other governmental authorizations required for each of the Company and the Subsidiaries and the operations of each of the Company's and the Subsidiaries' facilities and otherwise to conduct its business under Environmental Laws.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

      "ERISA Affiliate" shall mean each Subsidiary of the Company and any other person or entity under common control with the Company or any of its Subsidiaries within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations issued thereunder.

      "Excluded Securities" means (i) shares of Common Stock issued upon conversion or redemption of the Series A Preferred Stock or any accrued dividends thereon; (ii) shares of Common Stock and/or options, warrants or other Common Stock purchase rights and the Common Stock issued pursuant to such options, warrants or other rights (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like) issued after the Issue Date (as defined in the Certificate of Determination) to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board; (iii) shares of Common Stock or other securities of the Company issued pursuant to a strategic partnership, joint venture or similar transaction approved by the Board; (iv) shares of Common Stock or other securities of the Company issued pursuant to an acquisition or merger approved by the Board; (v) shares of Common Stock issued in a public offering; (vi) shares of Common Stock issued pursuant to the exercise of options, warrants or convertible securities outstanding as of the Issue Date; (vii) securities issued to financial institutions, equipment leasing companies or lessors in connection with any commercial credit arrangements, equipment financings or other similar transactions, or other vendors; (viii) securities issued in connection with the acquisition of intellectual property or other intangible rights in licensing transactions or otherwise to existing or potential trade partners; (ix) securities issued in connection with any stock split, recapitalization or similar transaction; (x) securities issued as dividend or other distribution on the Series A Preferred Stock; (xi) securities issued for an Effective Price (as defined below) equal to or greater than $2.50 (as adjusted for any stock dividends, combinations or splits with respect to the Company's shares); or
(xii) shares issued in any other transaction as to which the holders of a majority of the shares of Series A Preferred Stock then outstanding shall have agreed in writing that such shares shall be deemed to be Excluded Securities. Notwithstanding the foregoing, only the first 250,000 shares issued in the aggregate pursuant to subsections (iii), (iv), (v), (vii) and (viii) shall be deemed to be "Excluded Securities." The "Effective Price" of securities issued shall mean: the quotient determined by dividing the total number of shares of Common Stock issued or sold into the aggregate consideration received by the Company for such shares of Common Stock. For purposes of the foregoing, (i) if the Company issues any convertible securities, the Company shall be deemed to have issued at the time of the issuance of such securities the maximum number of shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of consideration, if any, received by the Company for the issuance of such convertible securities plus the minimum amount of consideration, if any, payable to the Company upon the exercise or conversion thereof and (ii) if the Company issues any securities for other than cash, the aggregate consideration received by the Company with respect to such non-cash consideration shall be computed at the fair value of the property received as determined in good faith by the Board.

      "GAAP" means United States Generally Accepted Accounting Principles, consistently applied.

      "Governmental Entity" means any court, administrative agency, tribunal, department, bureau or commission or other governmental authority or instrumentality, domestic or foreign, Federal, state or local or any arbitrator or arbitral body.

      "Hazardous Substances" means any dangerous, toxic or hazardous pollutant, contaminant, chemical, waste, material or substance, including those defined in or governed by any federal, state or local law, statute, code, ordinance, regulation, rule or other requirement, relating to such substance or otherwise relating to the environment or human health or safety, including without limitation any waste, material, substance, pollutant or contaminant that might cause any injury to human health or safety or to the environmental or might subject the Company or any of its Subsidiaries to any imposition of costs or liability under any Environmental Law.

      "HIPAA" shall mean the Health Insurance Portability and Accountability Act of 1996, as amended.

      "IRS" shall mean the United States Internal Revenue Service or any successor thereto.

      "Law" means any constitution, law, statute, treaty, rule, directive, requirement or regulation or Order of any Governmental Entity.

      "Lien" means any security interest, pledge, bailment (in the nature of a pledge or for purposes of security), mortgage, deed of trust, the grant of a power to confess judgment, conditional sale or title retention agreement (including any lease in the nature thereof), charge, encumbrance, easement, reservation, restriction, cloud, right of first refusal or first offer, option, or other similar arrangement or interest in real or personal property.

      "Material," "Material Adverse Change" and "Material Adverse Effect" shall mean the occurrence of any single event, or any series of related events, or set of related circumstances, which would have a material adverse effect on the condition (financial or other), business, results of operations, cash flows, ability to conduct business or Assets of the Company and the Subsidiaries taken as a whole.

      "Multiemployer   Plan"   shall  mean  any   "Pension   Plan"  which  is  a
"multiemployer plan," as defined in Section 3(37) of ERISA.

      "Orders" means judgments, writs, decrees, injunctions, orders, compliance agreements or settlement agreements of or with any Governmental Entity or arbitrator.

      "Pension Plan" shall mean each Employee Plan that is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA.

      "Person" shall be construed broadly and shall include an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a Governmental Entity (or any department, agency, or political subdivision thereof).

      "Proceeding" means any action, suit, proceeding, complaint, charge, hearing, inquiry or investigation before or by a Governmental Entity or an arbitrator or arbitral body.

      "Proportionate Percentage" means the pro rata percentage of the number of shares of stock subject to purchase pursuant to Article VI that each Purchaser shall be entitled to purchase, which pro rata percentage, as to each such Purchaser, shall be the percentage figure which expresses the ratio, on a Common Stock equivalent basis (assuming the prior exercise, conversion or exchange of all equity-linked securities held by such Purchaser), between the number of shares of stock owned by such Purchaser and the aggregate number of shares of stock owned by all shareholders of the Company at the date of determination.

      "Registration Rights Agreement" means the Registration Rights Agreement dated as of the date hereof among the Company, the Purchasers and the other parties thereto, in form and substance reasonably satisfactory to the Purchasers and attached hereto as Exhibit C.

      "Release" means and includes any spilling, leaking, pumping, pouring, injecting, emitting, emptying, discharging, depositing, escaping, leaching, migrating (including passive migration), dumping, disposing or other releasing into the Environment or the workplace, whether intentional or unintentional and otherwise defined in any Environmental Law.

      "Tax" or "Taxes" means all federal, state, local and foreign taxes, levies, deficiencies and other assessments and charges of whatever nature (including income, franchise, property, sales, use, gross receipts, excise, license, occupation, recording, value added, transfer, withholding, backup withholding, payroll, employment, severance, stamp, occupation, premium, windfall profits, environmental, capital stock, profits, social security, unemployment, disability, real property, personal property, real property gains, registration, alternative or add-on minimum and estimated taxes; workers' compensation premiums, customs duties and other governmental charges; and other obligations of the same nature as or of a nature similar to any of the foregoing) imposed by any taxing authority, as well as any obligation to contribute to the payment of taxes determined on a consolidated, combined, unitary or similar basis with respect to the Company or any of its Subsidiaries, including any interest, penalty (civil or criminal) or addition thereto, whether disputed or not, as well as any expenses incurred in connection with the determination, settlement or litigation of any such tax liability.

      "Tax Return" means any federal, state, local or foreign return, declaration, report, claim for refund, amended return, excise tax report, declaration of estimated tax, information return or statement relating to Taxes, and any schedule or attachment thereto, filed or maintained, or required to be filed or maintained, in connection with the calculation, determination, assessment or collection of any Tax, and including any amendment thereof, as well as, where permitted or required, consolidated, combined, unitary or similar returns for any group of entities that include the Company or any of its Subsidiaries; and reports with respect to backup withholding and other payments to third parties.

      7.11 Incorporation of Schedules and Exhibits.

      The Schedule and Exhibits identified in this Agreement are incorporated herein by reference and made a part hereof.

      7.12 Construction.

      Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

      7.13 Interpretation.

      Accounting terms used but not otherwise defined herein shall have the meanings given to them under GAAP. As used in this Agreement (including all Schedules, Exhibits and amendments hereto), the masculine, feminine and neuter gender and the singular or plural number shall be deemed to include the others whenever the context so requires. References to Articles and Sections refer to articles and sections of this Agreement. Similarly, references to Schedules and Exhibits refer to schedules and exhibits, respectively, attached to this Agreement. Unless the content requires otherwise, words such as "hereby," "herein," "hereinafter," "hereof" "hereto," "hereunder" and words of like import refer to this Agreement. The Article and Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

      A Person (other than an individual) will be deemed to have "knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, knowledge of such fact or other matter, except that the Company shall not be deemed to have knowledge of a particular fact or matter solely as a result of the knowledge of any individual who served as an officer or director of the Company prior to August 24, 2004 but has not served as an officer or director of the Company at any time subsequent to August 24, 2004.

      7.14 Remedies.

      The parties hereto shall each have and retain all other rights and remedies existing in their favor at Law or equity, including, without limitation, any actions for specific performance and/or injunctive or other equitable relief (including, without limitation, the remedy of rescission) to enforce or prevent any violations of the provisions of this Agreement. Without limiting the generality of the foregoing, the Company hereby agrees that in the event the Company fails to convey any number of Purchased Securities to the Purchasers in accordance with the provisions of this Agreement or any Underlying Shares in accordance with the terms of any Purchased Securities pursuant to which they are issuable, the Purchasers' remedy at law may be inadequate. In such event, the Purchasers shall have the right, in addition to all other rights and remedies it may have, to specific performance of the obligations of the Company to convey such number of Purchased Securities or Underlying Shares, as the case may be.

      7.15 Severability.

      It is the desire and intent of the Parties that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

      7.16 Delivery by Facsimile.

      This Agreement and any amendments hereto, to the extent signed and delivered by means of a facsimile machine, shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto shall re-execute original forms and deliver them to the other party. No party hereto shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of this Agreement and each such party forever waives any such defense.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase Agreement as of the date first above written.

                                        THE COMPANY:

                                        WORLD WASTE TECHNOLOGIES, INC.,
                                        a California corporation

                                        By: ____________________________________
                                        Name: Thomas L. Collins
                                        Title: Chief Executive Officer

                                        THE PURCHASERS:

                                        TRELLUS OFFSHORE FUND LIMITED,
                                        a Cayman Islands corporation

                                        By: ____________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                                        350 Madison Avenue
                                        New York, NY 10017
                                        Telephone: _____________________________
                                        Facsimile: _____________________________
                                        Attention: Ryan Schedler

                                        TRELLUS PARTNERS, LP,
                                        a Delaware limited partnership

                                        By: ____________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                                        350 Madison Avenue
                                        New York, NY 10017
                                        Telephone: _____________________________
                                        Facsimile: _____________________________
                                        Attention: Ryan Schedler

                                        TRELLUS PARTNERS II, LP,
                                        a Delaware limited partnership

                                        By: ____________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                                        350 Madison Avenue
                                        New York, NY 10017
                                        Telephone: _____________________________
                                        Facsimile: _____________________________
                                        Attention: Ryan Schedler,

                                    EXHIBIT A

                               ALLOCATION SCHEDULE

                                              Number of Shares of
                                              Series A Preferred                               Purchase Price of
Name                                                 Stock             Number of Warrants         Securities
------------------------------------------  ------------------------  ---------------------  ----------------------
Trellus Offshore Fund Limited                      2,800,000                    280,000             $ 7,000,000
Trellus Partners, LP                               1,120,000                    112,000             $ 2,800,000
Trellus Partners II, LP                               80,000                      8,000             $   200,000
                                            -------------------------------------------------------------------

Total                                              4,000,000                    400,000             $10,000,000


                                     A - 1